UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]
_________________

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation	(I.R.S. Employer
if not a U.S. national bank)	Identification No.)

One Wall Street
New York, New York	10286
(Address of principal executive offices)	(Zip code)

Legal Department
The Bank of New York Mellon
One Wall Street, 15th Floor
New York, NY 10286
(212) 635-1270
(Name, address and telephone number of agent for service)

NATIONAL FUEL GAS COMPANY
(Exact name of obligor as specified in its charter)
(See table of additional obligors on following page)

New Jersey	13-1086010
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

6363 Main Street	14221
Williamsville, New York	(Zip code)
(Address of principal executive offices)

Debt Securities
___________
(Title of the indenture securities)
_________________

Item 1. General Information.

          Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the	One State Street, New York, N.Y. 10004-1417
State of New York	and Albany, N.Y. 12223
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

                If the obligor is an affiliate of the trustee, describe each such affiliation.

                None.

Item 16. List of Exhibits.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d) .

1. -

A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company, Date of Report (Date of Earliest Event Reported) July 25, 2008 (File No. 000-52378).)

4. -	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-155238.)

6. -	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856.)

7. -	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

          Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 17th day of March, 2009.

THE BANK OF NEW YORK MELLON

By:	/s/ Sherma Thomas
	Name:	Sherma Thomas
	Title:	Assistant Treasurer

EXHIBIT 7
(Page i of iii)
Consolidated Report of Condition of THE BANK OF NEW YORK MELLON of One Wall Street, New York, N.Y. 10286 And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2008, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
ASSETS	In Thousands
Cash and balances due from depository
institutions:
Noninterest-bearing balances and currency
and coin	$4,440,000
Interest-bearing balances	87,807,000
Securities:
Held-to-maturity securities	7,327,000
Available-for-sale securities	32,572,000
Federal funds sold and securities purchased
under agreements to resell
Federal funds sold in domestic offices	373,000
Securities purchased under agreements to
resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned
income	32,827,000
LESS: Allowance for loan and
lease losses	357,000
Loans and leases, net of unearned
income and allowance	32,470,000
Trading Assets	10,665,000
Premises and fixed assets (including
capitalized leases)	1,098,000
Other real estate owned	8,000
Investments in unconsolidated subsidiaries
and associated companies	795,000
Not applicable
Intangible assets:
Goodwill	4,908,000
Other intangible assets	1,606,000
Other assets	11,095,000
Total assets	$195,164,000

EXHIBIT 7
(Page ii of iii)

LIABILITIES
Deposits:
In domestic offices	$85,286,000
Noninterest-bearing	54,008,000
Interest-bearing	31,278,000
In foreign offices, Edge and Agreement
subsidiaries, and IBFs	72,497,000
Noninterest-bearing	1,558,000
Interest-bearing	70,939,000
Federal funds purchased and securities sold
under agreements to repurchase
Federal funds purchased in domestic
offices	454,000
Securities sold under agreements to
repurchase	75,000
Trading liabilities	8,365,000
Other borrowed money:
(includes mortgage indebtedness and
obligations under capitalized leases)	6,256,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	7,018,000
Total liabilities	$183,441,000
Minority interest in consolidated
subsidiaries	350,000

EQUITY CAPITAL
Perpetual preferred stock and related
surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to
preferred stock)	8,276,000
Retained earnings	6,810,000
Accumulated other comprehensive income	-4,848,000
Other equity capital components	0
Total equity capital	11,373,000
Total liabilities, minority interest, and equity
capital	$195,164,000

ii

EXHIBIT 7
(Page iii of iii)

           I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

           We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Steven G. Elliott
Robert P. Kelly	Directors

iii